                                                                     Exhibit 16
                                                                     ----------

April 15, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:   Registration Statement on Form S-1 for Ocean West Holding Corporation

Gentlemen:

We have read the "Experts" section of the Prospectus, which is part of this Registration Statement on Form S-1 for Ocean West Holding Corporation and are in agreement with the statements contained in the third paragraph therein inasmuch as they relate to the resignation of our firm as auditors of Ocean West Enterprises, Inc. on August 22, 2000.

/s/ Corbin & Wertz

CORBIN & WERTZ
Irvine, California